EXHIBIT 23
                DELOITTE & TOUCHE, LLP LETTERHEAD




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of BOATRACS, Inc. on Pre Effective Amendment No. 2 to Form SB-2 of our report dated February 20, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


/s/ Deloitte & Touche
San Diego, California
December 7, 1998